Exhibit 10.62
WAIVER AND THIRD AMENDMENT
     WAIVER AND THIRD AMENDMENT, dated as of October 25, 2006 (this “Amendment”), to the Loan and Security Agreement, dated as of August 1, 2005 (the “Loan Agreement”), among Del Global Technologies Corp. (“Del Global”), RFI Corporation and Del Medical Imaging Corp. (collectively, the “Borrowers”) and North Fork Business Capital Corporation (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
W I T N E S S E T H :
     WHEREAS, the Borrowers and the Lender are parties to the Loan Agreement, under which the Lender has agreed to make, and has made, Loans and other extensions of credit and accommodations to the Borrowers on the terms and subject to the conditions set forth therein; and
     WHEREAS, the Borrowers have requested that the Lender agree, and the Lender has agreed, (i) to waive Events of Default that have occurred and are continuing and (ii) to amend certain provisions of the Loan Agreement, each upon the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, the Borrowers and the Lender agree as follows:
     SECTION 1 Waiver. Effective as of the date hereof, the Lender hereby waives compliance with Sections 8.1(b), 8.2, 8.3(b), 8.4, 8.5(b) and 8.7 of the Loan Agreement solely to the extent of the Borrowers’ failure to comply with the covenant contained therein for the period ended July 31, 2006.
     SECTION 2 Amendments to the Loan Agreement. Effective as of the date hereof, the Loan Agreement is amended as follows:
(a) The definition of “Adjusted U.S. Earnings” contained in Section 1.1 of the Loan Agreement is amended and restated as follows:
“Adjusted U.S. Earnings” means Adjusted Earnings without giving effect to the net income of Villa Sistemi or any adjustments thereto, but including any dividends received from Villa Sistemi.”
(b) Section 7.2(c) is amended and restated as follows:
“(c) Corporate Changes, Etc. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, merge or consolidate with any Person or amend, alter or modify its Governing Documents or its legal name, mailing address, chief executive office or principal places of business, structure, status or existence, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or issue any capital stock or other equity interests other than (i) the issuance of shares of capital stock by Del Global upon the exercise of warrants for shares of capital stock of Del Global or the issuance of any other capital stock of Del Global so long as all the Net Cash Proceeds thereof are applied to the outstanding amount of the Loans within three Business Days of receipt thereof ; (ii) the issuance of shares of capital stock by Del Global in exchange for shares of Villa Sistemi’s capital stock not owned by Del Global as of the Closing Date; (iii) the issuance of shares of capital stock of Del Global in connection with a rights offering, in form and substance satisfactory to the Lender and (iv) an amendment to the certificate of incorporation of Del Global to increase the aggregate number of shares of common stock authorized to be issued by Del Global from 20,000,000 to 50,000,000.”
(c) Section 8.1(b) is amended and restated as follows:
“(b) After the Lender receives the Financial Statements and other documents required under Section 7.1(k)(i) with respect to the fiscal year ended July 29, 2006 and so long as no Default has occurred and is continuing and ExcessAvailability is at least $500,000, the Adjusted U.S. Earnings for any period set forth below shall not be less than the amount set forth below opposite such period:

Minimum Adjusted U.S.
Period	Earnings

November 1, 2005 through October 31, 2006	$250,000
February 1, 2006 through January 31, 2007	300,000
May 1, 2006 through April 30, 2007	1,100,000
August 1, 2006 through July 31, 2007	1,750,000
Each period of four consecutive fiscal quarters ending January 31, April 30, July 31 and October 31 of each fiscal year thereafter	1,750,000
(d) Section 8.2 is amended and restated as follows:
     “SECTION 8.2 Adjusted Earnings. The Adjusted Earnings for any period set forth below shall not be less than the amount set forth below opposite such period:

Minimum Adjusted
Period	Earnings

November 1, 2005 through October 31, 2006	$3,250,000
February 1, 2006 through January 31, 2007	3,400,000
May 1, 2006 through April 30, 2007	4,750,000
August 1, 2006 through July 31, 2007	5,500,000
Each period of four consecutive fiscal quarters ending January 31, April 30, July 31 and October 31 of each fiscal year thereafter	5,500,000
(e) Section 8.3(b) is amended and restated as follows:
“(b) After the Lender receives the Financial Statements and other documents required under Section 7.1(k)(i) with respect to the fiscal year ended July 29, 2006 and so long as no Default has occurred and is continuing and Excess Availability is at least $500,000, the ratio of (i) the outstanding amount of all Loans and all outstanding Letters of Credit to (ii) Adjusted U.S. Earnings (on an annualized basis) shall not, as of the last day of any period set forth below, be greater than the ratio set forth below opposite such period:

Period	Maximum Senior U.S. Debt Ratio

November 1, 2005 through October 31, 2006	18.0: 1.00
February 1, 2006 through January 31, 2007	17.0: 1.00
May 1, 2006 through April 30, 2007	6.70: 1.00
August 1, 2006 through July 31, 2007	3.50: 1.00
Each period of four consecutive fiscal quarters ending January 31, April 30, July 31 and October 31 of each fiscal year thereafter	3.50: 1.00
(f) Section 8.4 is amended and restated as follows:
     “SECTION 8.4 Senior Debt Ratio. The ratio of (i) the outstanding amount of all Loans and all outstanding Letters of Credit to (ii) Adjusted Earnings (on an annualized basis) shall not, as of the last day of any period set forth below, be greater than the ratio set forth below opposite such period:

Period	Maximum Senior Debt Ratio

November 1, 2005 through October 31, 2006 February 1, 2006 through January 31, 2007 May 1, 2006 through April 30, 2007 August 1, 2006 through July 31, 2007 Each period of four consecutive fiscal quarters ending January 31, April 30, July 31 and October 31 of each fiscal year thereafter
4.75: 1.00 4.50: 1.00 3.40: 1.00 3.00: 1.00 3.00: 1.00
(g) Section 8.5(b) is amended and restated as follows:
“(b) After the Lender receives the Financial Statements and other documents required under Section 7.1(k)(i) with respect to the fiscal year ended July 30, 2006 and so long as no Default has occurred and is continuing and Excess Availability is at least $500,000, the Fixed Charge Coverage Ratio for any period set forth below shall not be less than the ratio set forth below opposite such period:

Period	Minimum Fixed Charge
Coverage Ratio

November 1, 2005 through October 31, 2006	Not applicable
February 1, 2006 through January 31, 2007	Not applicable
May 1, 2006 through April 30, 2007	1.10: 1.00
August 1, 2006 through July 31, 2007	2.00: 1.00
Each period of four consecutive fiscal quarters ending January 31, April 30, July 31 and October 31 of each fiscal year thereafter	2.00: 1.00
(h) Section 8.7 is amended and restated as follows:
     “Capital Expenditures. The aggregate amount of Borrowers’ consolidated Capital Expenditures made or committed to be made in any fiscal year commencing with the fiscal year ending July 30, 2007, shall not exceed $400,000.”
(i) Section 2.1(a) is amended and restated as follows:
“(a) The Lender agrees, subject to Section 2.5 and the other terms and conditions of this Agreement, to make loans (“Revolving Credit Loans”) to the Borrowers, from time to time from the Closing Date to but excluding the Expiration Date, at the Administrative Borrower’s request to the Lender, in the aggregate principal amount at any one time outstanding which, when combined with the aggregate undrawn amount of all unexpired Letters of Credit, does not exceed (i) 85% of Eligible Receivables plus (ii) 40% of Eligible Inventory, all of the foregoing less such reserves as the Lender may establish in its sole discretion including, without limitation a reserve in an amount equal to twice the amount of any dilution of the Borrower’s Receivables from time to time (the “Borrowing Base”); provided, however, that in no event shall the aggregate amount of the Revolving Credit Loans and the Letters of Credit outstanding at any time(x) in respect of Eligible Inventory exceed $2,000,000 or (y) exceed the Maximum Amount of the Revolving Facility.”
(j) The $300,000 sinking fund reserve taken in March 2006 pursuant to Section 2.1(a) is hereby reversed.
(k) Section 2.5(b)(iv) is hereby deleted in its entirety.
(l) The definition of “Sinking Fund Reserve” contained in Section 1.1 is hereby deleted in its entirety.
     SECTION 3 Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received (a) counterparts of this Amendment, duly executed by the Borrowers, and (b) payment of the costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Lender in connection with this Amendment.
     SECTION 4 Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:
               (a) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York or Delaware, as the case may be, and is qualified to do business under the laws of such other jurisdictions in which its failure to so qualify could have a Material Adverse Effect.
               (b) The execution, delivery and performance by such Borrower of this Amendment (i) are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) such Borrower’s Governing Documents, (B) any Requirement of Law or (C) any Material Contract and (ii) will not result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower.

               (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by such Borrower of this Amendment.
               (d) This Amendment and the Loan Agreement as amended hereby constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity.
               (e) Except as specified in Schedule 6.1(r) to the Loan Agreement and the litigation between Del Global and Jeffrey Moeller, there is no pending or, to the best of such Borrower’s knowledge after due inquiry, threatened litigation, contested claim, investigation, arbitration or governmental proceeding by or against such Borrower before any court, Governmental Authority or arbitrator which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Amendment or the Loan Agreement as amended hereby.
(f) Except as specified in Section 1 hereof, no Default has occurred and is continuing.
     SECTION 5 Reference to and Effect on the Loan Agreement.
               (a) On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” and words of like import, and each reference in the other Loan Documents to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.
               (b) Except as specifically waived or amended above, (i) the Loan Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed by each of the parties hereto and (ii) the Lender shall not be deemed to have waived any rights or remedies it may have under the Loan Agreement, any other Loan Document or applicable law.
               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or an amendment to any right, power or remedy of the Lender under any of the Loan Documents, or constitute a waiver of or an amendment to any provision of any of the Loan Documents.
     SECTION 6 Costs and Expenses. The Borrowers agree to pay, on demand, all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment (including, without limitation, the reasonable fees and expenses of counsel to the Lender).
     SECTION 7 Counterparts; Telecopied Signatures. This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other facsimile transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart.
     SECTION 8 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.
SIGNATURES CONTINUE ON FOLLOWING PAGE

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DEL GLOBAL TECHNOLOGIES CORP.
By:	/s/ Mark A. Zorko
	Name:	Mark A. Zorko
	Title:	Chief Financial Officer

RFI CORPORATION
By:	/s/ Mark A. Zorko
	Name:	Mark A. Zorko
	Title:	Chief Financial Officer

DEL MEDICAL IMAGING CORP.
By:	/s/ Mark A. Zorko
	Name:	Mark A. Zorko
	Title:	Chief Financial Officer

NORTH FORK BUSINESS CAPITAL CORPORATION
By:	/s/ Robert R. Wallace
	Name:	Robert R. Wallace
	Title:	Vice President